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                                                                       Exhibit 5
                                                                       ---------

                               September 12, 2001

InterTrust Technologies Corporation
4750 Patrick Henry Drive
Santa Clara, California 95054

         Re: InterTrust Technologies Corporation (the "Company") Registration Statement for an aggregate of 60,106 Shares of Common Stock

Ladies and Gentlemen:

         We refer to Registrant's registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 60,106 shares of Common Stock available for issuance upon the Company's assumption of the options granted under the Zero Gravity Technologies Corporation 2000 Stock Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Zero Gravity Technologies Corporation 2000 Stock Incentive Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

               Very truly yours,

               /s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

                   Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP